Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                                March 26, 2001


                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-752                    23-1128670
          --------                       -----                    ----------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation or                  Number              Identification No.)
       organization)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------

Item 5.  Other Events.

The Company announced today completion of the sale of three Virginia power project entities that are 30%-owned by its wholly owned subsidiary, Westmoreland Energy, Inc., to Dominion Virginia Power, a subsidiary of Dominion (NYSE: D). The projects include three 70 MW stoker-coal cogeneration power projects located in Altavista, Hopewell and Southampton, Virginia. Proceeds to Westmoreland are approximately $25 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.3 - Press release dated March 26, 2001


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WESTMORELAND COAL COMPANY



Date: March 26, 2001                /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                    and Treasurer

EXHIBIT 99.3
                   -------------------------------------------
                   Westmoreland Completes Sale Of Interests In
                      Three Virginia Cogeneration Projects
                   -------------------------------------------


Colorado Springs, CO - March 26, 2001 - Westmoreland Coal Company (AMEX: WLB) today announced completion of the sale of three Virginia power project entities that are 30%-owned by its wholly owned subsidiary, Westmoreland Energy, Inc., to Dominion Virginia Power, a subsidiary of Dominion (NYSE: D). The projects include three 70 MW stoker-coal cogeneration power projects located in Altavista, Hopewell and Southampton, Virginia. Proceeds to Westmoreland are approximately $25 million. Dominion Virginia Power has assumed the projects' contracts and debts. The price received for the sale was significantly greater than Westmoreland's share of the projected discounted cash flows under the existing power supply contracts for the facilities. Due to the long service lives originally adopted for depreciation purposes at these projects, the remaining carrying values of the Virginia Projects exceeded the sales prices, which necessitated a writedown of approximately $4.6 million in their carrying value in 2000.

"We are very pleased that the sale of the projects was completed on a timely basis. The proceeds will directly support implementation of our tax advantaged plan for expansion and growth through the acquisition and development of environmentally attractive, low-cost fuel and power projects, such as our purchase of the Montana Power Company and Knife River Corporation coal businesses which we expect to close in the near future," commented Christopher
K. Seglem, Westmoreland Coal Company Chairman, President and CEO.

Westmoreland Coal Company, headquartered in Colorado Springs, is the oldest independent coal company in the United States. Currently, Westmoreland is in the process of acquiring Montana Power Company's coal business including operations in Montana and Texas, and the coal operations of Knife River Corporation, including active coal mines in North Dakota and Montana and certain rights to the Gascoyne Mine reserves in North Dakota. The company also recently announced that it is pursuing the development of a 500MW lignite-fired power project in North Dakota. The Company's existing operations include Powder River Basin coal mining through its 80%-owned subsidiary, Westmoreland Resources, Inc., and interests in four independent power projects held by its wholly owned subsidiary, Westmoreland Energy, Inc. The Company also holds a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia.

     Certain statements in this press release which are not historical facts or information are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Westmoreland Coal Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's access to financing; the Company's ability to successfully identify new business opportunities; the
     Company's ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; the Company's ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings and other factors discussed in Item 1 of Westmoreland Coal Company's Form 10-K/A for the year ended December 31, 1999. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.

                                     # # #

           For further information contact Diane Jones (719) 442-2600